UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 April 16, 2006


                                  ULTICOM, INC.
             (Exact name of registrant as specified in its charter)


         NEW JERSEY                      0-30121                 22-2050748
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)


                                1020 Briggs Road,
                            Mount Laurel, New Jersey
                                      08054
                    (Address of Principal Executive Offices)
                                   (Zip Code)


       Registrant's telephone number, including area code: (856) 787-2700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.01.  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE
            OR  STANDARD; TRANSFER OF LISTING.

On April 17, 2006, Ulticom, Inc. (the "Company") notified The NASDAQ Stock Market that it expects not to be in compliance with the NASDAQ requirements for continued listing under NASDAQ Marketplace Rule 4310(c)(14), which requires the Company to make on a timely basis all required filings with the Securities and Exchange Commission ("SEC "). The Company expects that it will receive a Staff Determination letter from The NASDAQ Stock Market indicating that, due to its noncompliance with Marketplace Rule 4310(c)(14), its common stock will be delisted unless the Company requests a hearing in accordance with the NASDAQ Marketplace Rules. If the Company receives such a Staff Determination Letter, the Company intends to request a hearing before the NASDAQ Listing Qualifications Panel to review the Staff Determination letter. Under NASDAQ Marketplace Rules, a request for a hearing stays the delisting action pending the issuance of a written determination by the Listing Qualification Panel.


ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

(a) The Company today announced that, as a result of an ongoing review by its Audit Committee relating to the Company's stock option awards, it has filed a Form 12b-25 report with the SEC indicating that its Annual Report on Form 10-K for the fiscal year ended January 31, 2006 will not be filed on its due date of April 17, 2006. As previously announced on March 14, 2006, the Audit Committee of the Board of Directors of the Company has been reviewing matters relating to the Company's stock option awards, including but not limited to the accuracy of the stated dates of option awards and whether all proper corporate procedures were followed. The Company's Audit Committee is being assisted in its review by independent legal counsel and accounting experts.

At this time, the Audit Committee has not completed its work or reached any final conclusions. The Audit Committee is in the final stages of its review and has reached a preliminary conclusion that the stated dates of certain of its stock option awards, which were used in the preparation of its financial statements, differed from the measurement dates required to be used for accounting purposes to determine the value of such stock option awards. As a result, the Company expects to record additional non-cash charges for stock-based compensation expense for prior periods.

In addition, on March 14, 2006, the Company's majority shareholder, Comverse Technology, Inc. ("Comverse"), announced that a special committee of its Board of Directors has been reviewing matters relating to stock option awards by Comverse. The special committee is being assisted in its review by independent legal counsel and accounting experts, who are the same as those assisting the Company's Audit Committee. While the Company does not participate in and is not privy to the special committee's review, on April 17, 2006, Comverse announced that the special committee had reached a preliminary conclusion that the stated dates of certain of its stock option awards, which were used in the preparation of its financial statements differed from the measurement dates required to be used for accounting purposes to determine the value of such awards. Consequently, the Company may also be required to record non-cash charges for stock-based compensation expense on account of certain stock options issued by Comverse to management and employees of the Company when the Company was a wholly owned subsidiary of Comverse before the Company's April 2000 initial public offering.

Based on the Audit Committee's preliminary conclusion and Comverse's announcement, the Company expects that (i) such non-cash charges will be material and (ii) the Company will need to restate its historical financial statements for each of the fiscal years ended January 31, 2005, 2004, 2003 and 2002. Such charges could also affect prior periods. On April 16, 2006 the Company concluded that such financial statements and any related reports of its independent registered public accounting firm should no longer be relied upon.

Any such stock-based compensation charges would have the effect of decreasing the income from operations, net income and retained earnings figures contained in the Company's historical financial statements. The Company does not expect that the anticipated restatements would have an impact on its historical revenues, cash position or non-stock option related operating expenses. Nor would any such charges impact the Company's revenues, cash position or non-stock option related operating expenses for the year ended January 31, 2006.


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The Audit Committee has discussed with the Company's independent registered public accounting firm the matters disclosed pursuant to this Item 4.02(a) but, as the Committee's review has not been completed, the independent registered public accounting firm has not yet had an opportunity to consider the results of the review.

Additionally, the Company is evaluating its internal control over financial reporting and reconsidering the Management's Report on Internal Control Over Financial Reporting set forth in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2005. Although the Company has not yet completed its analysis of the impact of the situation on its internal control over financial reporting, the Company has determined that it is highly likely that it had a material weakness in internal control over financial reporting, which existed as of January 31, 2005 and January 31, 2006. A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The existence of one or more material weaknesses as of January 31, 2005 and January 31, 2006 would preclude management from concluding that its internal control over financial reporting was effective as of such date and result in an amendment of Management's Report on Internal Control Over Financial Reporting as of such year end included in the Company's Annual Report on Form 10-K for such year to state an adverse conclusion. If the Company were to conclude that a material weakness existed, it would expect to receive an adverse opinion on internal control over financial reporting from its independent registered public accounting firm.

A copy of the press release disclosing the planned restatement and other matters discussed herein is attached hereto as Exhibit 99.1 and is incorporated in this
Item 4.02(a) by reference.

Note: This Form 8-K contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the results of the Audit Committee's review of matters relating to the Company's stock option awards, including but not limited to the accuracy of the stated grant dates of option awards and whether proper corporate procedures were followed in connection with such awards; the results of Comverse's review of its stock option awards as applicable to employees of the Company; the impact of any restatement of the financial statements of the Company or other actions that may be taken or required as a result of such reviews; the Company's inability to file required reports with the Securities and Exchange Commission; the risks that may be associated with potential claims and proceedings relating to such matters, risk associated with the Company's inability to meet the requirements of the NASDAQ Stock Market for continued listing of the Company's shares; risks associated with the development and acceptance of new products and product features; risks associated with the Company's dependence on a limited number of customers for a significant percentage of the Company's revenues; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; aggressive competition that may force the Company to reduce prices; risks associated with rapid technological changes in the telecommunications industry; risks associated with making significant investments in the expansion of the Company's business and with increased expenditures; risks associated with holding a large proportion of the Company's assets in cash equivalents and short-term investments; risks associated with the Company's products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with dependence on sales of the Company's Signalware products; risks associated with future


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
networks not utilizing signaling systems and protocols that the Company's products are designed to support; risks associated with the products having long sales cycles and the limited ability to forecast the timing and amount of product sales; risks associated with the integration of the Company's products with those of equipment manufacturers and application developers and the Company's ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with the Company's reliance on a limited number of independent manufacturers to manufacture boards for the Company's products and on a limited number of suppliers for board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the Company's intellectual property rights and the inappropriate use by others of the Company's proprietary technology; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the Company operates; and other risks described in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Ulticom with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All documents are available through the SEC's website at www.sec.gov or from Ulticom's web site at www.ulticom.com. Ulticom makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.


ITEM 8.01.  OTHER EVENTS

The Company on April 17, 2006 announced that, as a result of the ongoing review relating to the Company's stock option awards, it has filed a Form 12b-25 with the SEC indicating that its Annual Report on Form 10-K for the fiscal year ended January 31, 2006 will not be filed on its due date of April 17, 2006. The Company did not seek in such filing a 15-day filing extension because it does not believe it could file the Annual Report by the end of the extension period, primarily due to uncertainty relating to the accounting treatment of certain options issued by Comverse to members of the Company's management and employees before the Company's initial public offering, as discussed above in this report.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

      (D)   EXHIBITS:

            Exhibit No.                            Description
            -----------                            -----------

               99.1                 Press Release of Ulticom, Inc. dated
                                    April 17, 2006



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              ULTICOM, INC.

Date: April 17, 2006                          By: /s/ Mark Kissman
                                                  ------------------------------
                                              Name: Mark Kissman
                                              Title: Chief Financial Officer

























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
                                  EXHIBIT INDEX


Exhibit No.                               Description
-----------                               -----------

   99.1               Press Release of Ulticom, Inc. dated April 17, 2006



























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